Exhibit 2.3


                               BUY-SELL AGREEMENT
                               ------------------


     THIS BUY-SELL AGREEMENT (the "Agreement") is made and entered into as of this 12th day of November, 2001, by and among REYNOLDS, SMITH AND HILLS, INC., a Florida corporation (the "Corporation"), and CESAR E. SYLVA LL, an individual resident of the State of Texas, JAMES R. SQUIRE, an individual resident of the State of Texas, W. EDWARD CONGER, an individual resident of the State of Texas, and RONALD R. KLINE, an individual resident of the State of Texas (collectively, the "Shareholders," and each, individually, a "Shareholder").

                                   BACKGROUND:
                                   -----------


     A. As of the date hereof, the Shareholders are the owners of a total of Fifteen Thousand (15,000) issued and outstanding shares of the Common Stock of the Corporation (the "Shares"), which Shares have been issued to the Shareholders pursuant to that Stock Purchase Agreement of even date herewith by and between the Corporation, on the one hand, and the Shareholders, on the other hand, with each Shareholder owning the number of Shares shown on Exhibit A
                                                                       ---------
hereto;

     B. Each of the Shareholders is, as of the date of this Agreement, employed by the Corporation or one of its subsidiaries; and

     C. The Corporation and the Shareholders desire to impose certain restrictions on the transfer of the Shares and to provide for the purchase of the Shares by the Corporation under certain circumstances, on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Put Rights/Mandatory Repurchase.
          -------------------------------

          (a) In the event that, during the term of this Agreement, the employment of a Shareholder with the Corporation or any of its "Affiliates" (as hereinafter defined) is terminated, for any reason or no reason, and such Shareholder (a "Terminated Shareholder") is, as a result of such termination, no longer employed by the Corporation or any of its Affiliates (any such occurrence being referred to herein as a "Termination"), then such Terminated Shareholder shall, for six (6) months following the effective date of such Termination, have the right, but not the obligation, to elect, by written notice given to the Corporation in the manner provided in this Agreement, to sell to the Corporation all (but not less than all) of the Shares then owned by such Terminated Shareholder in accordance with Section 1(c). Notwithstanding the foregoing, in the event of any Termination which occurs prior to the expiration of three (3) years from the date of this Agreement, the right of the Terminated Shareholder to elect to sell his Shares under this Section 1(a) shall not arise until the third (3rd) anniversary of the date of this Agreement, and shall expire on the date that is six (6) months after the third (3rd) anniversary of the date of this Agreement. For purposes of this Agreement, the term "Affiliate" shall mean any entity that controls, is controlled by or is under common control with the Corporation; provided, however, that control of an entity shall be deemed to exist only by virtue of ownership of greater than 50%of the voting securities of such entity.

          (b) In the event of the death of any Shareholder (a "Deceased Shareholder") at any time during the term of this Agreement, the Corporation shall purchase, and the estate of the Deceased Shareholder shall sell to the Corporation, all of the Shares owned by such Deceased Shareholder at the time of his death in accordance with Section 1(c).

          (c) The purchase price for any Shares sold to the Corporation pursuant to this Section 1 shall be the Value Per Share as calculated pursuant to Section 6 multiplied by the number of Shares sold by the selling Shareholder or his estate, as the case may be. Subject to Section 6(b) (iv), the closing of any sale of Shares to the Corporation pursuant to this Section 1 shall take place at a place, date and time mutually acceptable to the selling Shareholder or his estate, as the case may be, and the Corporation or, if no such agreement is reached, at the offices of the Corporation, on the twentieth (20th) business day after (i) the Corporation's receipt of the notice of the Terminated Shareholder's exercise of his rights contemplated by Section 1(a), in the case of a sale of Shares pursuant to Section 1(a), or (ii) the applicable court's approval of an executor or appointment of an administrator of the estate of the Deceased Shareholder, in the case of a sale of Shares pursuant to Section 1(b).

     2.   Restrictions on Transfer.
          -------------------------

     No Shareholder shall, at any time during the term of this Agreement, sell, transfer, assign, pledge, hypothecate, encumber, or in any way dispose of any of his Shares or any right or interest therein (any of the foregoing being referred to herein as a "Transfer"), without first complying with all of the terms of this Agreement, and any attempted Transfer not made in compliance with all of the terms of this Agreement shall be null and void and shall not be recognized by the Corporation. Notwithstanding the foregoing sentence, a Shareholder may at any time, without triggering any right of first refusal under this Agreement, gift all or any portion of his Shares to a member of his family or to a trust for the benefit of any member of his family.

     3.   Right of First Refusal.
          -----------------------

          (a) If any Shareholder (the "Transferor Shareholder") desires to Transfer any or all of his Shares to any person or entity, other than by way of a gift to a member of his family or to a trust for the benefit of any member of his family, and if the Transferor Shareholder receives a bona fide good faith offer therefor which it desires to accept, then the Transferor Shareholder shall give prompt written notice (an "Offer Notice") of the proposed Transfer to the Corporation in the manner set forth in this Agreement. The Offer Notice shall set forth the name and address of the proposed transferee, the number of Shares proposed to be transferred (the "Offered Shares"), the price per Share, the terms of payment and all other terms and conditions of the proposed Transfer.


          (b) For thirty (30) days following the date of receipt of Offer Notice by the Corporation, the Corporation shall have the option, but not the obligation, to elect, by written notice given to the Transferor Shareholder in the manner provided in this Agreement, to purchase all (but not less than all) of the Offered Shares in accordance with Section 3(c).

          (c) If the Corporation exercises the option to acquire the Offered Shares pursuant to Section 3(b), the purchase price to be paid therefor shall be the price set forth in the Offer Notice. Subject to Section 6(b)(iv), the closing of any sale of Offered Shares to the Corporation pursuant to this
Section 3 shall take place at a place, date and time mutually acceptable to the Transferor Shareholder and the Corporation, or, if no such agreement is reached, at the offices of the Corporation on the twentieth (20th) business day after the Transferor Shareholder has received the notice of exercise of an option contemplated by Section 3(b).

           (d) If the Corporation does not exercise its option to purchase any Offered Shares, such Offered Shares may be transferred to the proposed transferee, subject to the provisions of Section 3(e), on the terms specified in the Offer Notice, at any time within ninety (90) days after the expiration of the Corporation's option.

           (e)  Following  any  Transfer of Offered  Shares in  accordance  with
Section 3(d), (i) any transferee of such Shares shall hold the Shares free and clear of any duties, obligations, rights or privileges set forth herein, including the restrictions on transfer and other provisions of this Agreement,
(ii) all of the provisions of this Agreement, including without limitation the rights of first refusal of the Corporation under this Section 3 and the put rights of the Shareholder and mandatory purchase obligations of the Corporation under Section 1, shall, with respect to the Shares so transferred, be automatically terminated and of no further force or effect, and (iii) any shares retained by the Transferor Shareholder shall remain in all respects subject to and governed by this Agreement and all restrictions and rights set forth herein.

     4.   Deliveries at Closing.
          ----------------------

     At any closing of any sale of Shares to the Corporation pursuant to this Agreement, the selling Shareholder or his estate, as the case may be, shall deliver to the Corporation the stock certificates evidencing the Shares to be sold (which Shares shall be free and clear of all liens, security interests, hypothecations, claims, restrictions and other encumbrances other than the restrictions imposed by this Agreement), endorsed in blank or accompanied by duly executed stock powers, and the Corporation shall deliver to the selling Shareholder or his estate, as the case may be, the purchase price for such Shares, as determined in accordance with this Agreement. Such purchase price shall, (i) in the case of any sale of Shares pursuant to Section 1, be paid and delivered by bank check or wire transfer of immediately available funds, to such bank and account as is designated by the selling Shareholder or his estate, as the case may be, or (ii) in the case of any sale of Shares pursuant to Section 3, be paid and delivered in accordance with the terms set forth in the Offer Notice.

     5.   Legend on Share Certificates.
          -----------------------------

     Each certificate representing the Shares shall bear a legend substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A BUY-SELL AGREEMENT, COPIES OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY. ANY ATTEMPTED TRANSFER OR PLEDGE OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF THE TERMS OF SUCH BUY-SELL AGREEMENT SHALL BE NULL AND VOID AND SHALL NOT BE RECOGNIZED BY THE COMPANY.

     6.   Value per Share.
          ----------------

          (a) The applicable "Valuation Date" in connection with any sale of Shares pursuant to this Agreement shall be, (i) in the case of any sale of Shares pursuant to Section 1(a), the date of the receipt by the Corporation of the written notice of exercise of the Terminated Shareholder's right to sell his Shares to the Corporation, (ii) in the case of any sale of Shares pursuant to
Section 1(b), the date of the applicable court's approval of an executor or appointment of an administrator of the estate of the Deceased Shareholder, or
(iii) in the case of any sale of Shares pursuant to Section 3(b), the date of the receipt by the Transferor Shareholder of the written notice of the Corporation's exercise of its option to purchase the Offered Shares. The Value Per Share for purposes of a sale of Shares pursuant to this Agreement shall, in each case (except as set forth in Section 6(b)), be the value of one (1) share of the Corporation's Common Stock which, as of the applicable Valuation Date, has been most recently determined by an independent valuation firm for purposes of setting the price at which the shares of the Corporation's Common Stock are sold to and traded within the Reynolds, Smith and Hills, Inc. Employees 401(k) Profit Sharing Plan (or any successor plan thereto). For purposes of determining Value Per Share, any such valuation shall be proportionately adjusted as appropriate to reflect any "Recapitalization Event" (as hereinafter defined) occurring subsequent to the date of its determination by the independent valuation firm and prior to the closing of the applicable sale of Shares pursuant to this Agreement. For purposes of this Agreement, a Recapitalization Event shall mean any of the following: (i) the payment by the Corporation of a dividend on any class of its capital stock in shares of the Corporation's Common Stock, (ii) the subdivision of the outstanding shares of the Corporation's Common Stock into a greater number of shares by way of stock split or otherwise, or (iii) the combination of the outstanding shares of the Corporation's Common Stock into a smaller number of shares by way of reverse stock split or otherwise.

          (b) Notwithstanding the foregoing, in the event, and only in the event, that no valuation of the type referred to in Section 6(a) has been determined within the fifteen (15) month period immediately preceding the Valuation Date applicable to a sale of Shares pursuant to this Agreement, the Value Per Share for purposes of such sale shall be the fair market value of the Shares to be sold, expressed on a per Share basis, as determined by a mutually agreed to third party appraiser. The collective expenses of any appraisal conducted pursuant to this Section 6(b) shall be shared equally by the selling Shareholder or his estate, as the case may be, and the Corporation.

     7.   Termination of Agreement.
          -------------------------

     This Agreement and all rights and obligations of the Corporation and the Shareholders hereunder shall terminate in their entirety on the occurrence of any of the following:

           (a) The written agreement of all Shareholders who, at such time, still own Shares subject to this Agreement (the "Continuing Shareholders") and the Corporation;

           (b) The expiration of twenty (20) years from the date of this Agreement;

           (c) Such time, if any, as all of the Shares have been transferred by the Shareholders and are no longer subject to this Agreement; or

           (d) Such time, if any, as shares of the Corporation's Common Stock are (A) listed, or authorized for listing, on the New York Stock or the American Stock Exchange (or any successor thereto), any other national securities exchange or the NASDAQ Stock Market (or any successor thereto); (B) traded on the over-the-counter market; or (C) otherwise traded on any established public trading market.

     8.   Agreement to Perform Further Acts.
          ----------------------------------

           Each Shareholder agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of the Agreement.

     9.   Waivers, Amendments and Remedies.
          ---------------------------------

     This Agreement may be amended, modified or supplemented, and the terms hereof may be waived, only by a written instrument signed by the Corporation and the Continuing Shareholders, or, in the case of a waiver, by the party waiving compliance.

     10.  Successors and Assigns.
          -----------------------

     This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, heirs, representatives and assigns, as the case may be. No party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without, in the case of an assignment by any Shareholder, the prior written consent of the Corporation, or, in the case of an assignment by the Corporation, the prior written consent of the Continuing Shareholders. Notwithstanding the foregoing, the Corporation may assign its rights and obligations hereunder without the prior written consent of the Continuing Shareholders to another entity with or into which the Corporation merges or with which shareholders of the Corporation exchange shares constituting a controlling interest

     11.  Severability.
          -------------

     This  Agreement   shall  be  deemed   severable,   and  the  invalidity  or
unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

     12.  Notices.
          --------

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by documented overnight delivery service or sent by certified mail, return receipt requested, to the parties at the respective addresses set forth on the signature page of this Agreement, or any other address that a party may designate by written notice to the others. Such notice or communication shall be deemed to have been given or made (a) if personally delivered, on the date so delivered, (b) if sent by documented overnight delivery service, on the next business day following delivery to the overnight delivery service, or (c) if sent by certified mail, on the third business day following its deposit in the mail.

     13.  Governing Law.
          --------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

     14.  Counterparts.
          -------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed copies for purposes of this Section 14.

     15.  Entire Agreement.
          -----------------

     This Agreement represents the entire agreement and understanding of the parties hereto with reference to the subject matter hereof, and no representations, warranties or covenants have been made in connection with this Agreement other than those expressly set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement.

     16.  Section Headings; Interpretation.
          ---------------------------------

     The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof. Each party has reviewed, and participated in drafting, negotiating and revising, this Agreement, and this Agreement shall not be construed more strongly against any party regardless of which party, if any, is deemed responsible for its preparation.

     IN WITNESS WHEREOF, the parties have signed, or caused their duly authorized representatives to sign, this Agreement under seal as of the day and year first written above.

                            "Corporation"

                            REYNOLDS, SMITH AND HILLS, INC.


                            By:
                                   Name:  _______________________
                                   Title: _______________________

                                    (Corporate Seal)

                                  Address:     4651 Salisbury Road, Suite 400
                                               Jacksonville, Florida  32256-0901
                                               Attention:  Kenneth R. Jacobson


                            "Shareholders"

                            CESAR E. SYLVA LL


                            By: ____________________________              (Seal)
                                   Cesar E. Sylva LL

                                  Address:     12414 Lake Shore Ridge
                                               Houston, TX  77041


                            JAMES R. SQUIRE


                            By: ____________________________              (Seal)
                                   James R. Squire

                                  Address:     610 Regentview Drive
                                               Houston, TX  77079

                            W. EDWARD CONGER


                            By: ____________________________              (Seal)
                                   W. Edward Conger

                                  Address:     16030 Sweetwater Creek Dr.
                                               Houston, TX  77095


                            RONALD R. KLINE


                            By: ____________________________              (Seal)
                                   Ronald R. Kline

                                  Address:     8314 Greenleaf Lake
                                               Houston, TX  77095

                                    EXHIBIT A
                                    ---------

                                     Shares
                                     ------


Cesar E. Sylva LL                                                   7,100 Shares

James R. Squire                                                     5,900 Shares

W. Edward Conger                                                    1,000 Shares

Ronald R. Kline                                                     1,000 Shares